UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2015
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LIFEVANTAGE CORPORATION (Exact name of registrant as specified in its charter)
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Colorado	001-35647	90-0224471
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9785 S. Monroe Street, Suite 300, Sandy, UT 84070
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (801) 432-9000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation; Change in Fiscal Year.
On October 15, 2015, LifeVantage Corporation (the “Company”) filed articles of amendment to the Company’s amended and restated articles of incorporation (the “Amendment”) with the Colorado Secretary of State to effect a 7: 1 reverse stock split of the Company’s issued and outstanding common stock (the “Reverse Stock Split”), effective at 12:01 a.m. Mountain Daylight Time on October 19, 2015 (the “Effective Time”). The Company expects that its common stock will begin trading on the Nasdaq Capital Market on a post-split basis on October 19, 2015.

The Company’s board of directors (the “Board”) previously approved the Amendment to effect the Reverse Stock Split at a ratio of not less than 3:1 nor greater than 8:1 (the “Reverse Split Range”), with the exact ratio within the Reverse Split Range to be determined by the Board. The Amendment was approved by the Company’s shareholders at the Company’s fiscal 2016 annual meeting of shareholders on October 15, 2015 (the “Annual Meeting”). Following the Annual Meeting, on October 15, 2015, the Board approved the Reverse Stock Split and determined the ratio to be 7:1.

As a result of the Reverse Stock Split, at the Effective Time, every seven (7) shares of the Company’s issued and outstanding common stock will be automatically combined and reclassified into one (1) share of the Company’s common stock. No fractional shares will be issued in connection with the Reverse Stock Split. Each fraction that results from the Reverse Stock Split will be rounded up to the nearest whole share.

The Reverse Stock Split affects all issued and outstanding shares of common stock, unvested restricted stock and stock units, as well as common stock underlying stock options and warrants outstanding immediately prior to the effectiveness of the Reverse Stock Split. At the Effective Time, all stock options and warrants of the Company outstanding immediately prior to the Reverse Stock Split will be adjusted by dividing the number of shares of common stock into which the stock options or warrants are exercisable by seven (7) and multiplying the exercise price thereof by seven (7), all in accordance with the terms of the plans, agreements or arrangements governing such stock options and warrants.

A copy of the Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting on October 15, 2015. The following proposals were submitted to a vote of the Company’s shareholders at the Annual Meeting:

1.    To elect the following five director nominees to the Company’s board of directors until the Company’s fiscal 2017 annual meeting of shareholders or until their respective successors are elected and qualified:

Mr. Michael A. Beindorff	Mr. David S. Manovich	Mr. Garry Mauro
Mr. George E. Metzger	Mr. Richard Okumoto

2.    To advise on a non-binding resolution on the Company’s compensation of its named executive officers;

3.    To approve an amendment to the Company’s amended and restated articles of incorporation to authorize a reverse stock split of the Company’s common stock, at a ratio that is not less than 3:1 nor greater than 8:1 with the final ratio to be selected by the Company’s board of directors in its discretion following shareholder approval; and

4. To ratify the appointment of EKS&H LLLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending June 30, 2016.

The proposals submitted to a vote of the Company’s shareholders at the Annual Meeting are more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 11, 2015.

The final voting results of each proposal were as follows:

Proposal 1 – Election of Directors: The Company’s shareholders elected each of the five director nominees listed above to the Company’s board of directors to serve until the Company’s fiscal 2017 annual meeting of shareholders or until their respective successors are elected and qualified. Votes cast were as follows:

	For	Withhold	Broker Non-Votes
Mr. Michael A. Beindorff	33,508,889	2,396,033	38,547,874
Mr. David S. Manovich	33,128,131	2,776,791	38,547,874
Mr. Garry Mauro	32,608,526	3,296,396	38,547,874
Mr. George E. Metzger	33,048,655	2,856,267	38,547,874
Mr. Richard Okumoto	33,655,006	2,249,916	38,547,874

Proposal 2 – Approval of a non-binding resolution on the Company’s compensation of its named executive officers: The Company’s shareholders approved the non-binding resolution on the Company’s compensation of its named executive officers. Votes cast were as follows:

For	Against	Abstain
25,061,488	9,715,217	1,128,217

Proposal 3 – Approval of an amendment to the Company’s amended and restated articles of incorporation: The Company's shareholders approved the amendment to the Company’s amended and restated articles of incorporation to authorize a reverse stock split of the Company’s common stock, at a ratio that is not less than 3:1 nor greater than 8:1, with the final ratio to be selected by the Company’s board of directors in its discretion following shareholder approval. Votes cast were as follows:

For	Against	Abstain
65,801,757	7,653,932	997,107

Proposal 4 – Ratification of the Appointment of Independent Registered Public Accounting Firm: The Company’s shareholders ratified the appointment of EKS&H LLLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016. Votes cast were as follows:

For	Against	Abstain
73,149,301	627,691	675,804

Item 8.01.     Other Events.

On October 16, 2015, the Company issued a press release relating to the Reverse Stock Split and reiterating fiscal year 2016 guidance. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)                                 Exhibits.

3.1                               Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company, effective 12:01 a.m. Mountain Daylight Time, October 19, 2015.

99.1	Press Release issued by the Company on October 16, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 16, 2015	LIFEVANTAGE CORPORATION By: /s/ Beatryx Washington Name: Beatryx Washington Title: Vice President Legal Affairs